Schedule 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE CHINA FUND, INC.

Payment of Filing Fee (Check the appropriate box:)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transactions applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11

(Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

AN IMPORTANT REMINDER

Dear Stockholder:

The China Fund’s Annual Meeting of Stockholders is scheduled to be held on February 26, 2004. We recently mailed you a proxy statement and proxy card for your vote on a number of important proposals.

According to our latest records, your vote for this meeting has not been returned. Regardless of the number of shares you may own, it is very important that they be represented at this meeting.

We urge you to sign, date and mail the enclosed voting card promptly. To save you time and effort, there is a toll-free number printed on the enclosed voting card that you may call and very quickly and easily vote your shares. Alternatively, you may go to www.proxyvote.com and vote your shares online.

If you have any questions, please call our proxy solicitor, The Altman Group, Inc., toll free at 1-800-249-7105.

IF YOU HAVE RECENTLY RETURNED YOUR PROXY CARD,

PLEASE ACCEPT OUR APPRECIATION AND DISREGARD THIS REMINDER.